Exhibit 99

Colgate Announces 3rd Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--October 27, 2016--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,867 million in third quarter 2016, a decrease of 3.5% versus third quarter 2015. Global unit volume decreased 4.0%, pricing increased 3.0% and foreign exchange was negative 2.5%. Excluding divested businesses and the impact of the previously disclosed deconsolidation of the Company’s Venezuelan operations, unit volume increased 1.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations) grew 4.5%.

Net income and Diluted earnings per share in third quarter 2016 were $702 million and $0.78, respectively. Net income in third quarter 2016 included $32 million ($0.04 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”), a $63 million ($0.07 per diluted share) aftertax gain on the sale of land in Mexico, $22 million ($0.02 per diluted share) of benefits related to previously disclosed tax matters and an aftertax charge of $4 million ($0.00 per diluted share) for a previously disclosed litigation matter.

Net income and Diluted earnings per share in third quarter 2015 were $726 million and $0.80, respectively. Net income in third quarter 2015 included a $120 million ($0.13 per diluted share) aftertax gain on the sale of the Company’s South Pacific laundry detergent business and $47 million ($0.05 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program and an effective devaluation in Venezuela.

Excluding charges resulting from the 2012 Restructuring Program in both periods, the gain on the sale of land in Mexico, the benefits related to tax matters and the charge for a litigation matter in 2016, and the gain on the sale of the Company’s South Pacific laundry detergent business and the charge related to an effective devaluation in Venezuela in 2015, Net income in third quarter 2016 was $653 million, even with third quarter 2015, and Diluted earnings per share in third quarter 2016 was $0.73, an increase of 1% versus third quarter 2015. Excluding these items in both periods, as applicable, and excluding Venezuela’s operating results in both periods, Diluted earnings per share increased double digit on a currency-neutral basis.

Gross profit margin was 60.1% in third quarter 2016 versus 58.7% in third quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Gross profit margin was 60.4% in third quarter 2016, an increase of 160 basis points versus the year ago quarter. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015.

Selling, general and administrative expenses were 34.2% of Net sales in third quarter 2016 versus 33.7% of Net sales in third quarter 2015. Excluding charges from the 2012 Restructuring Program in both periods, Selling, general and administrative expenses increased by 70 basis points to 34.0% of Net sales in third quarter 2016, primarily due to increased advertising investment. Worldwide advertising investment increased 3% to $339 million versus $328 million in the year ago quarter.

Operating profit decreased to $1,071 million in third quarter 2016 compared to $1,136 million in third quarter 2015. Excluding charges resulting from the 2012 Restructuring Program in both periods, the gain on the sale of land in Mexico and the charge for a litigation matter in 2016, and the gain on the sale of the Company’s South Pacific laundry detergent business and the charge related to an effective devaluation in Venezuela in 2015, Operating profit was $1,022 million in third quarter 2016, an increase of 1% versus third quarter 2015. Operating profit margin was 27.7% in third quarter 2016 versus 28.4% in third quarter 2015. Excluding these items in both periods, as applicable, Operating profit margin was 26.4% in third quarter 2016, an increase of 110 basis points versus the year ago quarter.

Net cash provided by operations year-to-date was $2,317 million compared to $2,108 million in the comparable 2015 period, reflecting strong operating earnings and the timing of income tax payments, partially offset by the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015 and a voluntary contribution to an employee postretirement plan. Working capital as a percentage of Net sales was negative 3.4% compared to negative 1.3% in the year ago period, reflecting the Company’s continued tight focus on working capital and the impact of reclassifying current deferred tax assets to noncurrent deferred tax assets upon the adoption of a new accounting standard.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the third quarter results, “As expected, foreign currency headwinds continued during the third quarter, which together with the impact of the deconsolidation of the Company’s Venezuelan operations resulted in the 3.5% net sales decline.

“In the face of continued challenging macroeconomic conditions worldwide, we are pleased to have achieved another quarter of strong organic sales growth, with every operating division contributing. The 4.5% worldwide organic sales growth was led by emerging markets where organic sales grew a strong 8.0%, despite economic challenges in several countries.

“Pleasingly, the sizable expansion in gross profit margin this quarter funded an increase in advertising, both absolutely and as a percent to sales.

“Colgate’s leadership of the global toothpaste market continued during the quarter with its global market share now at 44.0% year-to-date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 33.2% year-to-date.

“As we look ahead, macroeconomic conditions and foreign exchange volatility remain challenging. We continue to expect a low to mid single-digit net sales decline for the year due to currency headwinds and the impact of the deconsolidation of the Company’s Venezuelan operations. Despite this, we continue to anticipate another year of solid organic sales growth in 2016, driven by a full new product pipeline across all categories and geographies.

“On a GAAP basis, based on current spot rates, we continue to plan for a year of gross margin expansion and continue to expect high double-digit earnings per share growth, reflecting the impact of the 2015 charge related to the deconsolidation of our Venezuelan operations.

“Excluding the 2015 and 2016 one-time items, based on current spot rates, we continue to plan for a year of gross margin expansion, and continue to expect earnings per share to be flat with 2015 on a dollar basis. This reflects a double-digit increase in earnings per share on a currency-neutral basis, excluding Venezuela from 2015 and 2016 results.”

In closing, Mr. Cook commented on the outlook for 2017, “Looking ahead, we continue to see uncertainty in foreign exchange rates. As we enter our global budget process, on a GAAP basis, we are planning for a year of gross margin expansion and mid to high single-digit earnings per share growth on a dollar basis.

“Excluding charges related to the 2012 Restructuring Program in both periods and the other 2016 one-time items, we are planning for a year of gross margin expansion and, consistent with our long-term strategy, our goal is to return to double-digit earnings per share growth on a dollar basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on third quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for third quarter 2016 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 1.0% in third quarter 2016. Unit volume increased 1.5% with 0.5% lower pricing, while foreign exchange was even with the year ago quarter. Organic sales increased 1.0% during the quarter.

Operating profit in North America increased 6% in the third quarter of 2016 to $273 million, or 150 basis points to 34.1% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, which were partially offset by higher raw and packaging material costs. This decrease in Selling, general and administrative expenses was due to lower overhead expenses, which were partially offset by an increase in advertising investment.

In the U.S., new product launches are contributing to volume growth. Market share gains year-to-date were seen in toothpaste, manual toothbrushes, mouthwash, liquid hand soap, body wash, liquid cleaners and fabric conditioners. Colgate’s share of the toothpaste market strengthened to 35.7% year-to-date, up 0.3 share points versus the year ago period, driven by strong sales of Colgate Total Daily Repair, Colgate Optic White Platinum High Impact White, Colgate Sensitive Smart White and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate strengthened its brand market leadership in the U.S. with its market share in that category at 41.9% year-to-date, up 0.5 share points versus the year ago period. Strong sales of Colgate 360° Enamel Health Sensitive, Colgate 360° Optic White Platinum and Colgate Total 360° 4 Zone manual toothbrushes contributed to volume growth in the quarter.

Successful new products driving volume growth in the U.S. in other categories include Colgate Total Daily Repair and Colgate Kids mouthwashes, Colgate Total 360° Whole Mouth Clean battery toothbrush, Softsoap Pure foaming hand soap, Softsoap Luminous Oils and Irish Spring Signature For Men body washes and Palmolive Fusion Clean dish liquid.

Latin America (24% of Company Sales)

Latin America Net sales decreased 13.0% in third quarter 2016. Unit volume decreased 16.0% with 9.0% higher pricing, while foreign exchange was negative 6.0%. Excluding the impact of the deconsolidation of the Company’s Venezuelan operations, unit volume increased 1.5% driven by volume gains in Mexico. Organic sales for Latin America increased 10.5%.

Operating profit in Latin America decreased 1% in the third quarter of 2016 to $298 million, while as a percentage of Net sales it increased 410 basis points to 32.3% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was due to higher pricing as cost savings from the Company’s funding-the-growth initiatives were offset by higher costs, which included foreign exchange transaction costs and the impact of the deconsolidation of the Company’s Venezuelan operations effective December 31, 2015. This decrease in Selling, general and administrative expenses was due to lower overhead expenses, which were partially offset by an increase in advertising investment.

Colgate strengthened its leadership in toothpaste in Latin America during the quarter, driven by market share gains in Brazil, Peru, Uruguay, Paraguay, Puerto Rico, Nicaragua and Costa Rica. Strong sales of Colgate Luminous White Advanced Expert, Colgate Sensitive Pro-Alivio, Colgate Total Professional Daily Repair and Colgate Triple Action Extra Whitening toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Luminous White Advanced Toothbrush + Built-In Whitening Pen, Colgate 360° Gold and Colgate Professional Lab series manual toothbrushes.

Products in other categories contributing to growth throughout the region include Colgate Plax Ice Infinity mouthwash, Protex Pro-Hidrata shower gel, bar soap and liquid hand soap, Protex for Men 3 in 1 shower gel and bar soap, Palmolive Naturals Almond and Omega Oil shower gel, bar soap and liquid hand soap, Suavitel Superior Care Vanilla fabric conditioner, Axion Complete dish liquid and Fabuloso Pure Cleaning liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales decreased 1.5% in third quarter 2016. Unit volume increased 4.0%, pricing decreased 2.5% and foreign exchange was negative 3.0%. Volume gains were led by Germany and the United Kingdom. Organic sales for Europe increased 1.5%.

Operating profit in Europe decreased 8% in the third quarter of 2016 to $158 million, or 200 basis points to 25.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased in-store promotional activities, partially offset by cost savings from the Company’s funding-the-growth initiatives. The increase in Selling, general and administrative expenses was due to higher advertising investment.

Colgate maintained its oral care leadership in Europe during the quarter, driven by toothpaste market share gains in Spain, France, Belgium, Austria, Denmark, Poland, Hungary, Czech Republic, Italy, Bulgaria, Bosnia and Latvia. Successful premium products contributing to volume gains in oral care include Colgate Max White White and Protect, Colgate Total Proof, Colgate Sensitive Pro Relief Extra Strength, Colgate Kids and elmex Sensitive Professional Repair & Prevent toothpastes, Colgate Max White Expert White Toothbrush + Built-In Whitening Pen and Colgate 360° Advanced manual toothbrushes.

Premium innovations contributing to volume growth in other product categories include Sanex Advanced shower oils and body balms, Palmolive Gourmet shower gels, Palmolive Sensorials line of dish liquids, Palmolive Skin Garden shower gel, bath foam, liquid hand soap, bar soap and body lotion, Sanex Men shower gel and deodorant, a range of Ajax specialist kitchen spray cleaners and Soupline Complete Care fabric conditioner.

Asia Pacific (19% of Company Sales)

Asia Pacific Net sales decreased 1.5% during third quarter 2016. Unit volume was even with the year ago quarter while pricing increased 0.5% and foreign exchange was negative 2.0%. Excluding divested businesses, unit volume increased 2.5%. Volume gains were led by the Philippines and India. Organic sales for Asia Pacific increased 3.0%.

Operating profit in Asia Pacific increased to $230 million in the third quarter of 2016, or 60 basis points to 31.8% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, mix and higher pricing, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was due to lower overhead expenses, which were partially offset by an increase in advertising investment.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter, with market share gains in Hong Kong, Taiwan, the Philippines, New Zealand, Vietnam and Pakistan. Successful new products including Colgate 360° Charcoal Gel, Colgate Sensitive Salt Minerals, Colgate Total Pro Breath Health, Colgate Enamel Health, Colgate Optic White Power White, Colgate Fresh Confidence Bamboo Charcoal, Colgate Sensitive Clove Essence, Colgate Naturals and Colgate MinionsTM toothpastes contributed to volume growth in the region.

Successful products contributing to volume growth in other categories in the region include Colgate Pain Out dental gel, Colgate A1, Colgate Slim Soft Charcoal Spiral, Colgate Gum Clean, Colgate Zig Zag Charcoal, Colgate Super Flexi Black and Colgate MinionsTM manual toothbrushes, Colgate Plax Ice Infinity and Colgate Plax Spicy Fresh mouthwash, Palmolive Oil Infusions body wash, liquid hand soap and body lotions and Protex Thai Therapy bar soap.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 1.5% during third quarter 2016. Unit volume decreased 2.0%, pricing increased 10.5% and foreign exchange was negative 7.0%. Volume gains in the North Africa/Middle East region were more than offset by volume declines in South Africa. Organic sales for Africa/Eurasia increased 8.5%.

Operating profit in Africa/Eurasia increased 14% in the third quarter of 2016 to $50 million, or 210 basis points to 20.0% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Russia, Turkey, Saudi Arabia, South Africa, Israel, the United Arab Emirates, Tunisia, Kuwait, Kazakhstan, Oman and Qatar. Successful products contributing to sales in the region include Colgate Total Pro Breath Health, Colgate Optic White Lasting White and Colgate Sensitive Pro-Relief Repair & Prevent toothpastes, Colgate 360° Charcoal Gold and Colgate Slim Soft Sensitive Gum Care manual toothbrushes, Palmolive Aroma Sensations and Palmolive Naturals shower gels and Lady Speed Stick Bio Protection deodorant.

Hill’s Pet Nutrition (14% of Company Sales)

Hill’s Net sales increased 2.5% in third quarter 2016. Unit volume decreased 2.0% with 3.5% higher pricing, while foreign exchange was positive 1.0%. Volume declines in the United States, Western Europe and Japan were partially offset by volume gains in the rest of Asia, Latin America and Russia. Hill’s organic sales increased 1.5%.

Hill’s Operating profit increased 3% in the third quarter of 2016 to $162 million, or 10 basis points to 28.9% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Other (income) expense, net, partially offset by an increase in Selling, general and administrative expenses. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher costs, primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses. This decrease in Other (income) expense, net was in part due to a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet z/d for skin and food sensitivities, Hill’s Prescription Diet i/d for digestive care, Hill’s Prescription Diet Derm Defense for environmental sensitivities, Hill’s Science Diet Urinary and Hairball Control, Hill’s Science Diet Perfect Weight stews, Hill’s Science Diet Healthy Cuisine and Hill’s Science Diet Sensitive Stomach and Skin Small & Toy Breed.

Successful products contributing to sales internationally include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet Derm Defense, Hill’s Prescription Diet z/d, Hill’s Prescription Diet i/d, Hill’s Science Diet Urinary and Hill’s Science Diet Perfect Weight.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2016 vs 2015 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding charges resulting from the 2012 Restructuring Program, a gain on the sale of land in Mexico, benefits from previously disclosed tax matters, a charge for a previously disclosed litigation matter, a gain on the sale of the Company’s South Pacific laundry detergent business, charges related to effective devaluations in Venezuela and a charge related to a foreign tax matter (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2016 and 2015 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2016 and 2015 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for third quarter 2016, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program, a gain on the sale of land in Mexico, benefits from previously disclosed tax matters, a charge for a previously disclosed litigation matter, a gain on the sale of the Company’s South Pacific laundry detergent business, a charge related to an effective devaluation in Venezuela, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for third quarter 2016, on a currency-neutral basis, third quarter 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for third quarter 2015.

Management’s estimate of earnings per share growth on a currency-neutral basis for full year 2016 eliminates from earnings per share growth (GAAP) a charge related to the change of accounting for the Company’s Venezuelan subsidiary, charges resulting from the 2012 Restructuring Program, a gain on the sale of land in Mexico, benefits from previously disclosed tax matters, a charge for a previously disclosed litigation matter, charges related to effective devaluations in Venezuela, a gain on the sale of the Company’s South Pacific laundry detergent business, a charge related to a foreign tax matter, a charge for a foreign competition law matter, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating earnings per share growth for full year 2016, on a currency-neutral basis, estimated full year 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2015 average foreign exchange rates by quarter.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$3,867	$3,999

Cost of sales	1,543	1,652

Gross profit	2,324	2,347

Gross profit margin	60.1%	58.7%

Selling, general and administrative expenses	1,322	1,347

Other (income) expense, net	(69)	(136)

Operating profit	1,071	1,136

Operating profit margin	27.7%	28.4%

Interest (income) expense, net	25	5

Income before income taxes	1,046	1,131

Provision for income taxes	300	361

Effective tax rate	28.7%	31.9%

Net income including noncontrolling interests	746	770

Less: Net income attributable to noncontrolling interests	44	44

Net income attributable to Colgate-Palmolive Company	$702	$726

Earnings per common share
Basic	$0.79	$0.81
Diluted	$0.78	$0.80

Average common shares outstanding
Basic	891.9	900.1
Diluted	899.2	906.9

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016	2015

Net sales	$11,474	$12,135

Cost of sales	4,598	5,029

Gross profit	6,876	7,106

Gross profit margin	59.9%	58.6%

Selling, general and administrative expenses	3,996	4,178

Other (income) expense, net	(2)	—

Operating profit	2,882	2,928

Operating profit margin	25.1%	24.1%

Interest (income) expense, net	78	19

Income before income taxes	2,804	2,909

Provision for income taxes	846	940

Effective tax rate	30.2%	32.3%

Net income including noncontrolling interests	1,958	1,969

Less: Net income attributable to noncontrolling interests	123	127

Net income attributable to Colgate-Palmolive Company	$1,835	$1,842

Earnings per common share
Basic	$2.05	$2.04
Diluted	$2.04	$2.02

Average common shares outstanding
Basic	893.2	904.1
Diluted	900.2	911.8

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2016, December 31, 2015 and September 30, 2015

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2016	2015	2015
Cash and cash equivalents	$1,298	$970	$1,445
Receivables, net	1,560	1,427	1,561
Inventories	1,193	1,180	1,277
Other current assets	713	807	806
Property, plant and equipment, net	3,837	3,796	3,959
Other assets, including goodwill and intangibles*	4,022	3,755	4,491
Total assets	$12,623	$11,935	$13,539

Total debt*	$6,523	$6,548	$6,766
Other current liabilities	3,748	3,232	3,701
Other non-current liabilities	2,124	2,199	2,482
Total liabilities	12,395	11,979	12,949
Total Colgate-Palmolive Company shareholders' equity	(133)	(299)	255
Noncontrolling interests	361	255	335
Total liabilities and shareholders' equity	$12,623	$11,935	$13,539

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities**	$4,980	$5,476	$5,175
Working capital % of sales	(3.4)%	0.5%	(1.3)%

*To conform to the current year presentation required by the FASB Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs,” prior period balances of debt issuance costs have been reclassified from Other assets, including goodwill and intangibles, and are now presented as a direct deduction to Total debt.

**Marketable securities of $245, $102 and $146 as of September 30, 2016, December 31, 2015 and September 30, 2015, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2016 and 2015

(Dollars in Millions) (Unaudited)

	2016	2015
Operating Activities
Net income including noncontrolling interests	$1,958	$1,969
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	329	337
Restructuring and termination benefits, net of cash	(1)	68
Venezuela remeasurement charge	—	34
Stock-based compensation expense	102	104
Gain on sale of land in Mexico	(97)	—
Gain on sale of South Pacific laundry detergent business	—	(187)
Deferred income taxes	50	(42)
Voluntary benefit plan contribution	(53)	—
Cash effects of changes in:
Receivables	(126)	(172)
Inventories	4	1
Accounts payable and other accruals	101	(18)
Other non-current assets and liabilities	50	14
Net cash provided by operations	2,317	2,108

Investing Activities
Capital expenditures	(392)	(459)
Purchases of marketable securities and investments	(271)	(499)
Proceeds from sale of marketable securities and investments	158	398
Proceeds from sale of land in Mexico	60	—
Proceeds from sale of South Pacific laundry detergent business	—	221
Payment for acquisitions, net of cash acquired	—	(13)
Other	—	8
Net cash used in investing activities	(445)	(344)

Financing Activities
Principal payments on debt	(5,446)	(6,691)
Proceeds from issuance of debt	5,447	7,293
Dividends paid	(1,053)	(1,033)
Purchases of treasury shares	(913)	(1,196)
Proceeds from exercise of stock options and excess tax benefits	418	301
Net cash used in financing activities	(1,547)	(1,326)

Effect of exchange rate changes on Cash and cash equivalents	3	(82)
Net increase in Cash and cash equivalents	328	356
Cash and cash equivalents at beginning of the period	970	1,089
Cash and cash equivalents at end of the period	$1,298	$1,445

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,317	$2,108
Less: Capital expenditures	(392)	(459)
Free cash flow before dividends	$1,925	$1,649

Income taxes paid	$696	$967

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2016 and 2015

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Sales
Oral, Personal and Home Care

North America	$800	$791	$2,393	$2,360
Latin America	924	1,064	2,710	3,277
Europe	609	617	1,803	1,829
Asia Pacific	723	735	2,163	2,279
Africa/Eurasia	250	246	720	754

Total Oral, Personal and Home Care	3,306	3,453	9,789	10,499

Pet Nutrition	561	546	1,685	1,636

Total Net Sales	$3,867	$3,999	$11,474	$12,135

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Profit
Oral, Personal and Home Care

North America	$273	$258	$762	$699
Latin America	298	300	829	929
Europe	158	172	437	466
Asia Pacific	230	229	668	676
Africa/Eurasia	50	44	138	128

Total Oral, Personal and Home Care	1,009	1,003	2,834	2,898

Pet Nutrition	162	157	479	450
Corporate(1)	(100)	(24)	(431)	(420)

Total Operating Profit	$1,071	$1,136	$2,882	$2,928
Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended September 30, 2016 includes charges of $42 related to the 2012 Restructuring Program, a charge of $6 for a previously disclosed litigation matter and a gain of $97 resulting from the sale of land in Mexico. Corporate Operating profit (loss) for the three months ended September 30, 2015 included charges of $46 related to the 2012 Restructuring Program, a charge of $18 related to the remeasurement of the Company’s Venezuelan subsidiary’s local currency-denominated net monetary assets as a result of an effective devaluation and a gain of $187 on the sale of the Company’s laundry detergent business in the South Pacific.

Corporate Operating profit (loss) for the nine months ended September 30, 2016 includes charges of $156 related to the 2012 Restructuring Program, a charge of $6 for a previously disclosed litigation matter and a gain of $97 resulting from the sale of land in Mexico. Corporate Operating profit (loss) for the nine months ended September 30, 2015 included charges of $198 related to the 2012 Restructuring Program, charges of $34 related to the remeasurement of the Company’s Venezuelan subsidiary’s local currency-denominated net monetary assets as a result of effective devaluations and a gain of $187 on the sale of the Company’s laundry detergent business in the South Pacific.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2016 vs 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume (2)	Incentives	Exchange

Total Company	(3.5)%	4.5%	(4.0)%	1.5%	1.5%	3.0%	(2.5)%

Europe	(1.5)%	1.5%	4.0%	4.0%	4.0%	(2.5)%	(3.0)%

Latin America (3)	(13.0)%	10.5%	(16.0)%	1.5%	1.5%	9.0%	(6.0)%

Asia Pacific (4)	(1.5)%	3.0%	—%	2.5%	2.5%	0.5%	(2.0)%

Africa/Eurasia	1.5%	8.5%	(2.0)%	(2.0)%	(2.0)%	10.5%	(7.0)%

Total International	(6.0)%	6.0%	(5.5)%	2.0%	2.0%	4.0%	(4.5)%

North America	1.0%	1.0%	1.5%	1.5%	1.5%	(0.5)%	—%

Total CP Products	(4.5)%	4.5%	(4.0)%	2.0%	2.0%	2.5%	(3.0)%

Hill's	2.5%	1.5%	(2.0)%	(2.0)%	(2.0)%	3.5%	1.0%

Emerging Markets (5)	(6.0)%	8.0%	(7.0)%	2.0%	2.0%	6.0%	(5.0)%

Developed Markets	(0.5)%	1.0%	—%	1.0%	1.0%	—%	(0.5)%
Notes:
(1) As Reported Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela’s net assets and results are no longer included in the Company’s Consolidated Financial Statements. The impact of the deconsolidation of the Company’s Venezuelan operations on three months sales and volume was 4.5% for the Total Company.

(4) The sale of the Company’s laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company’s laundry detergent business in the South Pacific on three months sales and volume was 0.5% for the Total Company.

(5) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2016 vs 2015

(Unaudited)

			COMPONENTS OF SALES CHANGE
						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume (1)	Volume	Volume(2)	Incentives	Exchange

Total Company	(5.5)%	4.5%	(3.0)%	2.0%	2.0%	2.5%	(5.0)%

Europe	(1.5)%	1.0%	4.0%	4.0%	4.0%	(3.0)%	(2.5)%

Latin America (3)	(17.5)%	10.0%	(13.5)%	1.5%	1.5%	8.5%	(12.5)%

Asia Pacific (4)	(5.0)%	3.0%	(1.0)%	2.5%	2.5%	0.5%	(4.5)%

Africa/Eurasia	(4.5)%	8.0%	(1.0)%	(1.0)%	(1.0)%	9.0%	(12.5)%

Total International	(9.0)%	5.5%	(4.5)%	2.0%	2.0%	3.5%	(8.0)%

North America	1.5%	2.0%	3.0%	3.0%	3.0%	(1.0)%	(0.5)%

Total CP Products	(7.0)%	4.5%	(3.5)%	2.0%	2.0%	2.5%	(6.0)%

Hill's	3.0%	3.5%	1.0%	1.0%	1.0%	2.5%	(0.5)%

Emerging Markets (5)	(10.0)%	7.0%	(6.0)%	1.5%	1.5%	5.5%	(9.5)%

Developed Markets	(0.5)%	2.0%	1.0%	2.5%	2.5%	(0.5)%	(1.0)%
Notes:
(1) As Reported Volume includes the impact of acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.

(3) Effective December 31, 2015, the Company concluded it no longer met the accounting criteria for consolidation of its Venezuelan subsidiary (“CP Venezuela”) and began accounting for CP Venezuela using the cost method of accounting. As a result, effective December 31, 2015, CP Venezuela’s net assets and results are no longer included in the Company’s Consolidated Financial Statements. The impact of the deconsolidation of the Company’s Venezuelan operations on nine months sales and volume was 4.0% for the Total Company.

(4) The sale of the Company’s laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company’s laundry detergent business in the South Pacific on nine months sales and volume was 0.5% for the Total Company.

(5) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2016	2015
Gross profit, GAAP	$2,324	$2,347
2012 Restructuring Program	11	3
Gross profit, non-GAAP	$2,335	$2,350

			Basis Point
Gross Profit Margin	2016	2015	Change
Gross profit margin, GAAP	60.1%	58.7%	140
2012 Restructuring Program	0.3%	0.1%
Gross profit margin, non-GAAP	60.4%	58.8%	160

Selling, General and Administrative Expenses	2016	2015
Selling, general and administrative expenses, GAAP	$1,322	$1,347
2012 Restructuring Program	(9)	(15)
Selling, general and administrative expenses, non-GAAP	$1,313	$1,332

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.2%	33.7%	50
2012 Restructuring Program	(0.2)%	(0.4)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.0%	33.3%	70

Other (Income) Expense, Net	2016	2015
Other (income) expense, net, GAAP	$(69)	$(136)
2012 Restructuring Program	(22)	(28)
Gain on sale of land in Mexico	97	—
Charge for a previously disclosed litigation matter	(6)	—
Venezuela remeasurement charge	—	(18)
Gain on sale of South Pacific laundry detergent business	—	187
Other (income) expense, net, non-GAAP	$—	$5

Operating Profit	2016	2015	% Change
Operating profit, GAAP	$1,071	$1,136	(6)%
2012 Restructuring Program	42	46
Gain on sale of land in Mexico	(97)	—
Charge for a previously disclosed litigation matter	6	—
Venezuela remeasurement charge	—	18
Gain on sale of South Pacific laundry detergent business	—	(187)
Operating profit, non-GAAP	$1,022	$1,013	1%

			Basis Point
Operating Profit Margin	2016	2015	Change
Operating profit margin, GAAP	27.7%	28.4%	(70)
2012 Restructuring Program	1.1%	1.1%
Gain on sale of land in Mexico	(2.5)%	—%
Charge for a previously disclosed litigation matter	0.1%	—%
Venezuela remeasurement charge	—%	0.5%
Gain on sale of South Pacific laundry detergent business	—%	(4.7)%
Operating profit margin, non-GAAP	26.4%	25.3%	110

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$1,046	$300	$746	$702	28.7%	$0.78
2012 Restructuring Program	42	10	32	32	(0.2)%	0.04
Gain on sale of land in Mexico	(97)	(34)	(63)	(63)	(0.6)%	(0.07)
Benefits from previously disclosed tax matters	—	22	(22)	(22)	2.2%	(0.02)
Charge for a previously disclosed litigation matter	6	2	4	4	—%	—
Non-GAAP	$997	$300	$697	$653	30.1%	$0.73

	2015
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$1,131	$361	$770	$726	31.9%	$0.80
2012 Restructuring Program	46	11	35	35	(0.3)%	0.04
Venezuela remeasurement charge	18	6	12	12	0.1%	0.01
Gain on sale of South Pacific laundry detergent business	(187)	(67)	(120)	(120)	(0.8)%	(0.13)
Non-GAAP	$1,008	$311	$697	$653	30.9%	$0.72
Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2016	2015
Gross profit, GAAP	$6,876	$7,106
2012 Restructuring Program	31	11
Gross profit, non-GAAP	$6,907	$7,117

			Basis Point
Gross Profit Margin	2016	2015	Change
Gross profit margin, GAAP	59.9%	58.6%	130
2012 Restructuring Program	0.3%	—%
Gross profit margin, non-GAAP	60.2%	58.6%	160

Selling, General and Administrative Expenses	2016	2015
Selling, general and administrative expenses, GAAP	$3,996	$4,178
2012 Restructuring Program	(49)	(44)
Selling, general and administrative expenses, non-GAAP	$3,947	$4,134

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2016	2015	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.8%	34.4%	40
2012 Restructuring Program	(0.4)%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.4%	34.1%	30

Other (Income) Expense, Net	2016	2015
Other (income) expense, net, GAAP	$(2)	$—
2012 Restructuring Program	(76)	(143)
Gain on sale of land in Mexico	97	—
Charge for a previously disclosed litigation matter	(6)	—
Venezuela remeasurement charges	—	(34)
Gain on sale of South Pacific laundry detergent business	—	187
Other (income) expense, net, non-GAAP	$13	$10

Operating Profit	2016	2015	% Change
Operating profit, GAAP	$2,882	$2,928	(2)%
2012 Restructuring Program	156	198
Gain on sale of land in Mexico	(97)	—
Charge for a previously disclosed litigation matter	6	—
Venezuela remeasurement charges	—	34
Gain on sale of South Pacific laundry detergent business	—	(187)
Operating profit, non-GAAP	$2,947	$2,973	(1)%

			Basis Point
Operating Profit Margin	2016	2015	Change
Operating profit margin, GAAP	25.1%	24.1%	100
2012 Restructuring Program	1.4%	1.6%
Gain on sale of land in Mexico	(0.8)%	—%
Charge for a previously disclosed litigation matter	—%	—%
Venezuela remeasurement charges	—%	0.3%
Gain on sale of South Pacific laundry detergent business	—%	(1.5)%
Operating profit margin, non-GAAP	25.7%	24.5%	120

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2016 and 2015

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$2,804	$846	$1,958	$123	$1,835	30.2%	$2.04
2012 Restructuring Program	156	41	115	1	114	(0.2)%	0.13
Gain on sale of land in Mexico	(97)	(34)	(63)	—	(63)	(0.2)%	(0.07)
Benefits from previously disclosed tax matters	—	35	(35)	—	(35)	1.2%	(0.04)
Charge for a previously disclosed litigation matter	6	2	4	—	4	—%	—
Non-GAAP	$2,869	$890	$1,979	$124	$1,855	31.0%	$2.06

	2015
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$2,909	$940	$1,969	$127	$1,842	32.3%	$2.02
2012 Restructuring Program	198	54	144	2	142	(0.3)%	0.15
Venezuela remeasurement charges	34	12	22	—	22	—	0.02
Charge for a foreign tax matter	—	(15)	15	—	15	(0.5)%	0.02
Gain on sale of South Pacific laundry detergent business	(187)	(67)	(120)	—	(120)	(0.2)%	(0.13)
Non-GAAP	$2,954	$924	$2,030	$129	$1,901	31.3%	$2.08
Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
or
John Faucher, 212-310-3653
or
Hope Spiller, 212-310-2291